July 29, 2024 INVESTOR PRESENTATION Exhibit 99.1 COASTAL FINANCIAL CORPORATION

2 LEGAL INFORMATION AND DISCLAIMER This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coastal Financial Corporation (“Coastal” or “CFC”)’s current views with respect to, among other things, future events and Coastal’s financial performance. Any statements about Coastal’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Coastal or any other person that the future plans, estimates or expectations contemplated by Coastal will be achieved. Coastal has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Coastal believes may affect its financial condition, results of operations, business strategy and financial needs. Coastal’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in Form 10-K for the year ended December 31, 2023, and in any of Coastal’s subsequent filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. This presentation includes industry and trade association data, forecasts and information that Coastal has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Coastal, which information may be specific to particular markets or geographic locations. Some data is also based on Coastal’s good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to Coastal’s market position are based on market data currently available to Coastal. Although Coastal believes these sources are reliable, Coastal has not independently verified the information contained therein. While Coastal is not aware of any misstatements regarding the industry data presented in this presentation, Coastal’s estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Coastal believes that its internal research is reliable, even though such research has not been verified by independent sources. Trademarks referred to in this presentation are the property of their respective owners, although for presentational convenience we may not use the ® or the TM symbols to identify such trademarks. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”) on net income. This non-GAAP financial measure and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Coastal’s non-GAAP financial measures as tools for comparison. See the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. This presentation includes non-GAAP financial measures to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans, and net interest margin. Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans. Net interest income net of BaaS loan expense divided by average earning assets is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income. Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest margin. The most directly comparable GAAP measure is net interest margin. Tangible equity to tangible assets is a non-GAAP measure that considers the impact of goodwill or other intangible assets. The most directly comparable GAAP measure is shareholder equity to total assets. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders’ equity to total assets. Tangible book value per share is a non-GAAP measure that considers goodwill or other intangible assets. The most directly comparable GAAP measure is book value per share. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

3 SECOND QUARTER 2024 SUMMARY Net Income Quarter ended June 30, 2024 compared to Quarter Ended March 31, 2024 Net income of $11.6 million, or $0.84 per diluted common share, for the three months ended June 30, 2024, compared to $6.8 million, or $0.50 per diluted common share for the three months ended March 31, 2024. Note: Data as of the three months ended June 30, 2024 unless otherwise indicated Total assets increased $96.3 million, or 2.5%, to $3.96 billion for the quarter ended June 30, 2024, compared to $3.87 billion at March 31, 2024. Total Assets June 30, 2024 compared to March 31, 2024 Total Loans June 30, 2024 compared to March 31, 2024 Total Deposits June 30, 2024 compared to March 31, 2024 Total loans, net of deferred fees increased $126.9 million, or 4.0%, to $3.33 billion for the quarter ended June 30, 2024, compared to $3.20 billion as of March 31, 2024. Deposits increased $80.5 million, or 2.3%, to $3.54 billion during the quarter ended June 30, 2024, compared to $3.46 billion at March 31, 2024. To provide FDIC deposit insurance coverage and peace of mind to larger deposit customers, our deposits include $352.3 million in fully insured IntraFi network interest bearing demand and money market reciprocal deposits as of June 30, 2024.

# CONSOLIDATED FINANCIAL HIGHLIGHTS - *As of and for the Quarter ended June 30, 2024*

## Balance Sheet (in millions)

| | |
|---|---|
| Total Assets | $3,961.5 |
| Loans Receivable | $3,326.5 |
| Deposits | $3,543.4 |
| Total Shareholders' Equity | $316.7 |

## Earnings and Profitability

| | |
|---|---|
| Net Income *(in millions)* | $11.6 |
| Return on Average Assets ("ROAA") - *annualized* | 1.21% |
| Return on Average Equity -*annualized* | 15.22% |
| Net Interest Margin -*annualized* | 7.13% |
| Efficiency Ratio | 43.19% |
| Loans Receivable to Deposits | 93.88% |

## Capital Ratios (Company)

| | |
|---|---|
| Total Shareholder Equity to Total Assets | 7.99% |
| Tangible Equity to Tangible Assets [(1)] | 7.99% |
| Tier 1 Leverage Capital Ratio (to average assets) | 8.31% |
| Common Equity Tier 1 Capital (to risk-weighted assets) | 9.03% |
| Tier 1 Risk-Based Capital Ratio (to risk-weighted assets) | 9.13% |
| Total Risk-Based Capital Ratio (to risk-weighted assets) | 11.70% |

## Asset Quality

| | |
|---|---|
| Total Nonaccrual Loans to Total Loans Receivable | 0.24% |
| Total Nonperforming Assets to Total Assets | 1.34% |
| Total Nonperforming Loans to Total Loans Receivable | 1.60% |
| Allowance for Credit Losses to Total Loans Receivable | 4.45% |


Total Assets
CAGR: 21.3%
$546.5
$622.7
$740.6
$805.8
$952.1
$1,128.5
$1,766.1
$2,635.5
$3,144.5
$3,753.4
$3,961.5
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2Q2024


Loans Receivable
CAGR: 21.5%
$431.1
$499.2
$596.1
$656.8
$767.9
$939.1
$1,547.1
$1,742.7
$2,627.3
$3,026.1
$3,326.5
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2Q2024


Core Deposits (2)
CAGR: 25.3%
$351.7
$451.9
$571.5
$612.6
$696.0
$862.5
$1,328.0
$2,249.6
$2,686.5
$3,342.0
$3,528.3
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2Q2024


Net Income
CAGR: 34.2%
$2.3
$3.0
$5.0
$6.7
$9.7
$13.2
$15.1
$27.0
$40.6
$44.6
$18.4
2014
2015
2016
2017
(3)
2018
2019
2020
2021
2022
2023
2024
YTD

Note: Annual data as of or for the year ended December 31 of each respective year

(1) Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders' equity to total assets as of the date indicated.
(2) Consists of total deposits less all time and brokered deposits.
(3) 2017 net income is adjusted to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to "Non-GAAP Reconciliation" in the Appendix for additional details.

4

5 FINANCIAL STABILITY DEPOSITS • Deposits increased $80.5 million, or 2.3%, during the three months ended June 30, 2024 • Includes $352.3 million in fully insured IntraFi network sweep deposits as of June 30, 2024, compared to $336.8 million as of March 31, 2024 Note: Data as of three months ended June 30, 2024 unless otherwise indicated Uninsured Deposits $632.1 $495.6 $532.9 June 30, 2023 March 31, 2024 June 30, 2024 (in millions) Fully Insured IntraFi Network Reciprocal Deposits $240.3 $336.8 $352.3 June 30, 2023 March 31, 2024 June 30, 2024 (in millions) CASH & BORROWINGS • Combined $1.19 billion cash and borrowing capacity • Represents 32.1% of total deposits at June 30, 2024 • Exceeds $532.9 million in uninsured deposits as of June 30, 2024 • Uninsured deposits include $65.7 million in CCBX cash reserves that are controlled by the Bank INVESTMENTS • Available for Sale Securities: ◦ $39,000 as of June 30, 2024 ◦ $2,000 of unrealized losses, or 0.001%, of shareholders' equity as of June 30, 2024 • Held to Maturity Securities: ◦ $49.2 million as of June 30, 2024, with a fair market value of $48.5 million ◦ 100% are U.S. Agency mortgage backed securities that were pledged and are held for CRA purposes ◦ Weighted average remaining life of 15.1 years; weighted average yield is 5.55% for the quarter ended June 30, 2024 ◦ Duration of 6.0 years as of June 30, 2024

6 CONTINUING PROFITABILITY AND EFFICIENCY Net Income and Return on Average Assets N et In co m e ($ m m ) Efficiency Ratio (%) and Noninterest Expense (“NIE”) to Average Assets (%) RO A A (% ) Ef fic ie nc y Ra ti o (% ) N IE / A ve ra ge A ss et s (% ) Note: Except as noted, annual data is as of and for the year ended December 31 of each respective year. Quarterly data is as of or for the three months ended of each respective quarter. (1) Adjusted to exclude the impact of deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (2) Change in NIE / Average Assets: Increases in BaaS loan and fraud expense compared to previous periods. This negatively affected the NIE to average asset ratio even though our partners cover the losses except in accordance with the program agreement for one partner where the Company is responsible for credit losses on approximately 5% of a portfolio. Effective April 1, 2024, the agreement changed and the Company is responsible for 5% of the credit losses on this loan portfolio. As of June 30, 2024 this portfolio was $353.6 million and our portion of this portfolio represented $17.7 million in loans. (1) $2.3 $3.0 $5.0 $6.7 $9.7 $13.2 $15.1 $27.0 $40.6 $44.6 $18.4 $12.9 $11.60.49% 0.52% 0.76% 0.90% 1.14% 1.28% 0.98% 1.24% 1.38% 1.28% 0.98% 1.52% 1.21% Net Income Return on Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD 2Q2023 2Q2024 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 78.5% 79.0% 69.7% 67.2% 65.1% 61.8% 58.1% 58.8% 56.3% 45.9% 40.4% 42.9% 43.2% 3.92% 3.51% 3.28% 3.00% 3.09% 3.01% 2.47% 2.90% 5.65% 5.90% 6.09% 6.11% 6.14% Efficiency Ratio NIE / Average Assets 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2Q2023 2Q2024 25.0% 50.0% 75.0% 100.0% —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00%(2) (1) (2)(2) (2) (2)

7 LONG-TERM STRATEGIC VERTICALS The Community Bank “CCB” Provide Banking as a Service (BaaS) “CCBX” • Best-in-class community bank that offers lending and deposit products to commercial customers • Community bank loan portfolio consists primarily of CRE loans, Construction, Land and Land Development loans, and C&I loans - $1.68 billion, or 87.3% of community bank loans • Attractive funding mix with total balance of $1.49 billion, with 99.0% core deposits(1) and cost of deposits of 1.77% • Conservative credit culture with strong Net Charge-off to average loans performance: 0.00% YTD(2) • Provides Banking as a Service (BaaS) to broker dealers and digital financial services providers • 19 active partners with 2 more currently in the testing / implementation / onboarding or signed LOI stage • Robust sourcing capabilities, thorough due diligence and refining criteria of potential partner relationships • Strategy of focusing on larger partners and companies with experienced management teams, existing customer bases and strong financial positions. • Exceptional growth in BaaS program fee income(3) of 45.2% YoY • Strong deposit generation platform with total balance of $2.06 billion (24.4% growth YoY), and excludes $117.7 million transferred off the balance sheet for additional FDIC insurance coverage • 9.3% loan growth YoY, $1.4 billion in total loans receivable, with credit enhancements (on 98.8% of total CCBX loans) and fraud enhancements (on 100% of total CCBX loans) Note: Data as of three months ended June 30, 2024 unless otherwise indicated (1) Core deposits are all deposits excluding brokered and time deposits. (2) Community bank only. (3) Total BaaS program fee income includes servicing and other BaaS fees, transactions fees, interchange fees and reimbursement of expenses.

8 Coastal Community Bank was established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region. Offers traditional lending and deposit products to commercial and retail customers • Lending products: Commercial real estate, Small Business Administration (“SBA”), business lines of credit and term, residential mortgage, and credit card and other consumer loans • Deposit products: Checking, savings, money market, CDs & IRAs Provides business services such as treasury management, remote deposit capture, credit card processing and Z-suite sub-accounting technology. Accolades and Recognitions Stanwood & Camano News “Best Bank” 2013 - 2023 COASTAL OVERVIEW (1) FDIC Summary of Deposits June 30, 2023. Note: Data as of June 30, 2024 unless otherwise indicated Raymond James “Community Bankers Cup Award” 2019-2023 Piper Sandler "Bank and Thrift Sm-All Stars" 2019 -2022 Dedication to Community Banking CCB's Core Markets Largest community bank by deposit market share in Snohomish County (1) • Headquartered in Everett, Washington - the largest city in and county seat of Snohomish County 14 full-service banking locations • 12 in Snohomish County • 1 in Island County • 1 in King County "Corporate Citizenship" Puget Sound Business Journal 2022-2023 Everett Herald Readers Choice “Best Bank" "Best Mortgage" "Best Place to Work" 2023 Institution name Market Share Bank of America, National Association 18.14 % JP Morgan Chase Bank, National Association 16.13 % Coastal Community Bank 15.81 % Wells Fargo, National Association 9.90 % US Bank, National Association 7.80 % Hovde Group “Hovde's High Performers” 2022 - 2024 Notable Employers "Corporate Philanthropist" Puget Sound Business Journal 2023-2024 "Fastest Growing Mid-Market Company in the Northwest" Puget Sound Business Journal 2023

9 ENVIRONMENTAL, SOCIAL AND GOVERNANCE ("ESG") INITIATIVES (1) Source: 2021 National Survey of Unbanked and Underbanked Households by the Federal Deposit Insurance Corporation (FDIC) in November 2022. For Coastal, ESG is a complex initiative across the whole organization. Addressing the issue of the approximately 5.9 million unbanked households(1) in the United States cannot be tackled with merely adding products or providing diversity, equity and inclusion training. Nor can real environmental impact happen through mere board level policies and simply changing our investment portfolio. We are choosing to tackle our ESG initiatives throughout our company with meaningful actions and collaboration. CCBX – Working with our CCBX partners allows us to provide a broader range of services to different demographics through their offerings. Developing the kind of unique offerings to specific under-served or under-banked populations would be difficult for a bank our size, but by partnering with third-party fintech partners like Brigit, Greenwood and One we are able to use our banking charter to support this effort in a much broader scope. Coastal Community Bank – Our community bank has always had close ties to the communities we serve with our employees actively volunteering in those communities, and we have been recognized as a corporate philanthropist by the Puget Sound Business Journal. We are now evolving to offer affiliated products through our third-party fintech partners that are more inclusive and meet their needs of a broader range of consumers. Once again, our scope and reach is multiplied by collaborating with our third-party fintech partners to offer inclusive products. Social Responsibility Environmental Responsibility Financial Inclusion We see financial inclusion as providing access to useful and affordable financial products and services to meet the needs of the under-served. However, overcoming a widespread distrust of banks, lack of financial education, and barriers to entry are all part of the process to bring the underserved in our communities the financial products and services they need to thrive. We are actively working to address: • Accessibility to services • Needs-based solutions • Education In collaboration with the Cities for Financial Empowerment and the Bank On national platform, this past year, a Coastal team worked to develop the Access checking product to support the financial stability of unbanked and underbanked residents in our communities by providing a safe, affordable and functional product. In January 2023, our Access checking product passed product certification and met the National Account Standards and was launched with the official Bank On certification. Climate Change Coastal is approaching our responsibility in many ways from understanding our carbon footprint and identifying potential offsets, reductions and to developing strong partnerships with ESG focused fintechs. In January 2023 we completed a Sustainable Impact Survey to understand our GHG impact and ways we can offset it. Working with our partners, we are exploring ways to develop customer facing-solutions that enable climate action and are able to participate in developing and implementing meaningful changes to help turn the tide on climate change, doing our part to help transition to a net-zero economy. Additionally, we have and will continue to consider climate change and its impact on our loan portfolio and customers. ESG

# COASTAL WORLD

## Opportunity and Potential

Coastal World is an immersive 3D web platform that promotes, educates, and informs visitors about digital banking solutions that best fit their lifestyle, values, or specific financial situations through a fun and engaging online experience.

**Engagement**

- The next generation of banking customers are comfortable with engaging online with 4.8 billion world wide social media users.
- They are willing to spend their time and money online.

**Conversion**

As the "Digital Evolver" visits the experience, we will gather valuable demographic information to inform targeted marketing and create custom conversion funnels to acquire new partner customers.


COASTAL
WORLD
www.coastalworld.com

## 2024 Statistics

- 33,000 visits
- 52% male visitors
- 48% female visitors
- 2,125 unique email addresses collected
- 6 min average time on site; compared to 54 second industry standard
- $0 spent on advertising

## Visitor Interests

1. Saving - 6,200
2. Environment - 5,000
3. Family Finance - 2,200
4. Business Finance - 1,900
5. Smart Spending - 1,700
6. Health & Wellness - 1,700
7. Budgeting - 1,000
8. Giving Back-956
9. Building Credit - 808

## Partner Site Referrals

1. Robinhood – 578
2. One – 424
3. LendingPoint – 203
4. Kikoff – 196
5. Bluevine – 183
6. Possible – 164
7. Mission – 161
8. Prosper – 149
9. Brigit - 147

10

Banking as a Service – “BaaS” Partners SHORT-TERM LENDING SAVINGS ACCOUNTS CREDIT CARDS INVESTING CHECKING ACCOUNTS HSA AND FSA ACCOUNTS 11 (Secured) Evergreen (Secured credit card) (Business Checking)(Secured & Unsecured) (Secured by and classified as 1-4 RE) (Formerly X1) (Owned by Progressive) (Acquired by InComm) One Progress Services LLC (Business)

# CCBX PARTNER ACTIVITY

## Business Overview

**CCBX provides banking as a service (BaaS) that enables broker dealers and digital financial services partners to offer their customers banking services**

**19 active partners with 2 more currently in the testing or signed LOI stage as of June 30, 2024:**

- Robust sourcing capabilities and intensive due diligence process
- Our strategy for new CCBX partnerships is to focus on larger, more established partners, with experienced management teams, existing customer bases and strong financial positions. This strategy will likely yield fewer, but larger, CCBX partnerships moving forward.
- We continue to monitor and actively manage the CCBX loan portfolio, and will continue to sell CCBX loans in the coming months as we work to strengthen the balance sheet by optimizing our CCBX portfolio through higher quality originations, loan sales, new products and building on our existing relationships.
- We expect net interest margin will tighten with increased deposit costs due to the continued high interest rate environment and because higher quality loans yield less than higher risk loans.
- We will continue to work to grow the portfolio with loans that are subject to increased underwriting standards.

**Fee-based business model primarily driven by:**

- Servicing, expense recovery and other BaaS fees
- Interchange and transaction fees
- Credit and fraud enhancements
- Interest income

## CCBX Partner Activity


22
1
1
1
1
18
21
1
1
19
21
1
1
19
June 30, 2023
March 31, 2024
June 30, 2024
Wind down - active but preparing to exit relationship
Signed letters of intent
Implementation / onboarding
Friends and family / testing
Active

Note: Data as of and for the quarter ended June 30, 2024, unless otherwise indicated

12

13 CCBX REVENUE GROWTH As of and for the three month period indicated (Dollars in thousands) $3,948 $4,401 $4,369 $4,825 $6,096 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 BaaS Program Fee Income Note: Data as of and for the quarter ended June 30, 2024, unless otherwise indicated Revenue Growth • BaaS Fees includes $62.6 million in credit enhancement revenue and fraud enhancement revenue for the three months ended June 30, 2024, compared to $80.7 million for the three months ended March 31, 2024 and $52.6 million for the three months ended June 30, 2023. • Reimbursement for any partner credit enhancement and fraud loss provided by the partner is included in noninterest income. Partner fraud loss represents non-credit fraud losses on partner’s customer loan and deposit accounts and is recognized in noninterest expense. BaaS fraud loss expense increased $861,000 for the three months ended June 30, 2024 compared to the three months ended March 31, 2024 and decreased $247,000 compared to the three months ended June 30, 2023. • BaaS Program Fee Income includes servicing and other BaaS fees, transaction fees, interchange and reimbursement of expenses and excludes BaaS credit enhancements and BaaS fraud enhancements. BaaS Program Fee Income for the three months ended June 30, 2024 grew 54.4% compared to the three months ended June 30, 2023.

14 GROWTH IN CCBX ACTIVITY BASED INCOME CCBX TRANSACTION AND INTERCHANGE INCOME (Dollars in thousands) 44.7% growth over prior year quarter $2,027 $2,252 $2,278 $2,661 $2,933 $1,052 $1,036 $1,006 $1,122 $1,309 $975 $1,216 $1,272 $1,539 $1,624 Transaction income Interchange income 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500

15 CCBX LOANS AND DEPOSITS (Dollars in millions) $1,653.1 $2,028.9 $2,056.5 BaaS-brokered deposits Demand, noninterest bearing Interest bearing June 30, 2023 March 31, 2024 June 30, 2024 (Dollars in millions) $1,295.0 $1,316.7 $1,414.9 Other consumer loans Residential RE secured credit cards Commercial and industrial loans Credit cards June 30, 2023 March 31, 2024 June 30, 2024 Growing platform for deposit generation • CCBX deposit growth of $27.5 million, or 1.4%, as of June 30, 2024, compared to March 31, 2024, and growth of $403.4 million, or 24.4%, compared to June 30, 2023 • CCBX deposits are net of an additional $117.7 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage as of June 30, 2024 • CCBX noninterest bearing deposits of $62.2 million as of June 30, 2024 • 100% of CCBX deposits are core deposits(1) Partner loan origination diversifies loan portfolio • Continue to sell loans as part of our strategy to reduce risk, optimize the CCBX loan portfolio, maintain strong credit quality, and manage portfolio and partner limits • As of June 30, 2024, CCBX gross loans increased $98.2 million, or 7.4%, compared to March 31, 2024, and increased $119.9 million or 9.3%, compared to June 30, 2023 • Sold $155.2 million in CCBX loans during the quarter ended June 30, 2024 CCBX Loans Receivable CCBX Deposits Note: Data as of and for the quarter ended June 30, 2024, unless otherwise indicated (1) Core deposits are all deposits excluding time deposits and brokered deposits 9.3% 7.5% 24.4% 1.4%

RISK MANAGEMENT

## Growth and Investment in Risk and Compliance Personnel


4
4
4
4
5
5
9
11
12
14
19
43
64
69
80
92
110
116
150
176
210
228
211
211
258
Q2 - 2018
Q3 - 2018
Q4 - 2018
Q1 - 2019
Q2 - 2019
Q3 - 2019
Q4 - 2019
Q1 - 2020
Q2 - 2020
Q3 - 2020
Q4 - 2020
Q1 - 2021
Q2 - 2021
Q3 - 2021
Q4 - 2021
Q1 - 2022
Q2 - 2022
Q3 - 2022
Q4 - 2022
Q1 - 2023
Q2 - 2023
Q3 - 2023
Q4 - 2023
Q1 - 2024
Q2 - 2024
Risk Management
Compliance
BSA
Internal Audit
CCBX Risk
Co-sourced BSA Resources

| | Q2 -2018 | Q3 -2018 | Q4 -2018 | Q1 -2019 | Q2 -2019 | Q3 -2019 | Q4 -2019 | Q1 -2020 | Q2 -2020 | Q3 -2020 | Q4 -2020 | Q1 -2021 | Q2 -2021 | Q3 -2021 | Q4 -2021 | Q1 -2022 | Q2 -2022 | Q3 -2022 | Q4 -2022 | Q1 -2023 | Q2 -2023 | Q3 -2023 | Q4 -2023 | Q1 -2024 | Q2 -2024 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Risk Management | — | — | — | 1 | 1 | 1 | 2 | 3 | 1 | 2 | 3 | 7 | 12 | 13 | 13 | 13 | 21 | 21 | 27 | 14 | 15 | 16 | 12 | 11 | 10 |
| Compliance | 1 | 1 | 1 | 1 | 1 | 1 | 1 | 1 | 3 | 3 | 3 | 9 | 12 | 14 | 13 | 15 | 13 | 14 | 13 | 27 | 32 | 32 | 35 | 38 | 36 |
| BSA | 1 | 1 | 1 | 1 | 1 | 1 | 1 | 1 | 2 | 2 | 6 | 14 | 27 | 26 | 33 | 42 | 52 | 52 | 52 | 51 | 65 | 61 | 56 | 58 | 56 |
| Internal Audit | 2 | 2 | 2 | 1 | 1 | 1 | 2 | 2 | 2 | 3 | 3 | 4 | 4 | 4 | 5 | 5 | 5 | 4 | 5 | 6 | 6 | 10 | 10 | 8 | 8 |
| CCBX Risk | — | — | — | — | 1 | 1 | 3 | 4 | 4 | 4 | 4 | 9 | 9 | 12 | 16 | 17 | 19 | 25 | 25 | 26 | 32 | 37 | 36 | 34 | 34 |
| Co-sourced BSA resources(1) | — | — | — | — | — | — | — | — | — | — | — | — | — | — | — | — | — | — | 28 | 52 | 60 | 72 | 62 | 62 | 114 |

## People

- 30% or our staff are risk personnel: Risk Management, Compliance, BSA, Internal Audit, CCBX Risk & Compliance
- Significantly increased our risk personnel as we have grown CCBX
- Hired and continue to hire experienced and talented risk personnel
- Develop risk personnel by supporting the attainment of professional designations/certifications

## Systems/Automation/Technology

- Use industry leading software and systems
- Focused on the effectiveness and efficiency of our risk systems and processes
- Continued investment in technology to build and enhance the BaaS infrastructure, increase automation, enhance operational efficiency and productivity requires significant upfront expense
- Use outsourcing where it make sense and is cost effective without compromising data/privacy/effectiveness
- Employ experts/consultants to evaluate our processes and to develop new and better processes

(1) Co-sourced through national consulting firm to supplement our BSA resources beginning with the quarter ended December 31, 2022.

16

17 CRE - Non- Owner Occupied 17.6% CRE - Owner Occupied 12.0% C&I 8.9% Consumer and other 29.7% 1-4 Family 15.5% Construction and Land Development 5.2% Multifamily 11.1% LOAN COMPOSITION Consolidated Loan Composition Community Bank Loan Concentrations by County Consolidated Commercial & Industrial (“C&I”) Portfolio • $295.3 million total C&I loans ◦ $109.1 million in capital call lines ◦ $181.1 million in other C&I loans ◦ $2.7 million in PPP Small Business Administration (“SBA”) C&I loans ◦ $2.4 million in other SBA C&I loans Consolidated Commercial Real Estate (“CRE”) Portfolio • $1.53 billion total CRE & Construction, Land and Land Development loans ◦ $84.6 million of SBA 504 loans in portfolio ◦ 225% regulatory aggregate CRE to total risk-based capital(1) Consolidated 1-4 Family Real Estate Portfolio • $517.6 million total 1-4 family loans ◦ $6.2 million purchased from financial institutions and were individually re-underwritten ◦ $288.0 million in CCBX loans, 100% of CCBX 1-4 family real estate loans have credit enhancement Consumer Loans • Total $990.3 million ◦ $976.1 million in CCBX loans, 98.2% of total CCBX consumer loans have credit enhancement ▪ Credit cards, consumer term loans & lines of credit (1) Calculated on Bank-level Tier 1 Capital + Allowance for Loan Losses as of June 30, 2024. Note: Data as of and for the quarter ended June 30, 2024, unless otherwise indicated. Investor Real Estate 33.9% Owner Operated Businesses 20.9% Snohomish 31.9% King 31.5% Out of State 13.1% Pierce 5.2% Other WA Counties 6.3% Whatcom 3.1% Skagit 4.3% Spokane 2.3% Island 2.3%

18 Demand, noninterest bearing 16.8% Interest bearing demand and money market 80.9% Savings 1.9% Time deposits < $100K 0.2% Time deposits > $100K 0.2% DEPOSIT COMPOSITION Deposit Composition Core Deposit Driven Funding Emphasis on core deposits has helped generate an attractive funding mix • Core deposits are all deposits excluding time deposits and brokered deposits • Core deposits were 106.1% of total loans as of June 30, 2024 • Core deposits were 99.6% of total deposits as of June 30, 2024 • Noninterest bearing deposits of $593.8 million as of June 30, 2024 ◦ Community bank noninterest bearing deposits of $531.6 million, or 35.7% of community bank deposits ◦ CCBX noninterest bearing deposits of $62.2 million, or 3.0% of CCBX deposits as of June 30, 2024 • $352.3 million in fully insured IntraFi network reciprocal deposits as of June 30, 2024, compared to $336.8 million as of March 31, 2024. • 85.0% of total deposits are FDIC insured • CCBX deposits are net of an additional $117.7 million in CCBX deposits that were transferred off balance sheet for increased FDIC insurance coverage • Ability to use funding from BaaS program and to transfer deposits off the balance sheet when not needed. Note: Data as of and for the quarter ended June 30, 2024 unless otherwise indicated. Core Deposits 99.6% Core Deposits/Total Loans (%) 77.0% 106.1% December 31, 2013 June 30, 2024 Core Deposits/Total Deposits (%) 74.8% 99.6% December 31, 2013 June 30, 2024

19 DEPOSIT COSTS • Cost of total deposits was 3.58% for the quarter ended June 30, 2024 compared to 3.49% for the quarter ended March 31, 2024, and 2.72% for the quarter ended June 30, 2023 ◦ Cost of deposits for the community bank and CCBX were 1.77% and 4.92%, respectively, for the quarter ended June 30, 2024 • Deposit costs were higher on interest bearing deposits as a result of: ◦ CCBX deposit pricing being tied to the Fed Funds rate ◦ CCBX deposits are growing at a faster rate than community bank deposits • We continue to focus on managing our deposits to hold down deposit costs when possible • After two quarters of declining balances as a result of letting some of our higher rate deposits run-off Community bank deposits increased $52.9 million, or 3.7%, to $1.49 billion while still keeping deposits costs down; additional exception price tactics were added to this strategy at the end of the first quarter of 2024 to retain some higher-cost and more effectively compete in the market. • No internet-sourced deposits through non-brokered marketplaces Note: Data as of and for the quarter ended June 30, 2024 unless otherwise indicated. 2.72% 3.49% 3.58% Consolidated June 30, 2023 March 31, 2024 June 30, 2024 —% 1.00% 2.00% 3.00% 4.00% 5.00% (annualized)

20 SEGMENT OVERVIEW - Community Bank and CCBX (for the three months ended) 0.98% 1.66% 1.77% 4.42% 4.93% 4.92% 2.72% 3.49% 3.58% Community Bank CCBX Consolidated June 30, 2023 March 31, 2024 June 30, 2024 —% 2.50% 5.00% 7.50% Average Cost of Deposits (annualized) 6.28% 6.46% 6.52% 16.95% 17.34% 17.77% 10.85% 10.85% 11.23% Community Bank CCBX - Gross (1) Consolidated June 30, 2023 March 31, 2024 June 30, 2024 —% 5.00% 10.00% 15.00% 20.00% Average Yield - Loans Receivable (annualized) Yield Community Bank & CCBX -GAAP: Average Yield on Loans Receivable CCBX - Net: Net BaaS Loan Income /Average CCBX Loans 6.28% 6.46% 6.52% 16.95% 17.34% 17.77% 9.98% 9.45% 9.19% Community Bank CCBX - Gross GAAP CCBX - Net (2) June 30, 2023 March 31, 2024 June 30, 2024 —% 5.00% 10.00% 15.00% 20.00% 4.83% 3.96% 3.91% 10.41% 8.60% 9.05% 4.69% 3.24% 3.12% Community Bank CCBX - Gross GAAP CCBX - Net (3) June 30, 2023 March 31, 2024 June 30, 2024 —% 2.50% 5.00% 7.50% 10.00% 12.50% Net Interest Margin Community Bank & CCBX - GAAP: Net interest Income/Average Earning Assets CCBX - Net: Net Interest Income, net of BaaS Loan Expense/Average Earning Assets (1) CCBX - gross yield does not include the impact of BaaS loan expense. BaaS loan expense represents the amount paid or payable to partners for credit enhancement and servicing CCBX loans. To determine net revenue (Net BaaS loan income) earned from CCBX loan relationships, the Company takes BaaS loan interest income and deducts BaaS loan expense to arrive at Net BaaS loan income which can be compared to interest income on the Company’s community bank loans. (2) CCBX - net BaaS loan income represents BaaS loan interest income minus BaaS loan expense divided by average CCBX loans. This produces a ratio which can be compared to average yield of community bank loans. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information. (3) Net interest margin, net of BaaS loan expense represents CCBX net interest income less BaaS loan expense divided by average earning assets. This produces a ratio that can be compared to net interest margin of the community bank. Refer to the "Non-GAAP Reconciliation" in the Appendix for more information.

21 SEGMENT OVERVIEW - Credit Quality 1.21% 1.14% 1.10% 6.96% 8.96% 8.97% 3.68% 4.35% 4.45% Community Bank CCBX Consolidated June 30, 2023 March 31, 2024 June 30, 2024 —% 1.25% 2.50% 3.75% 5.00% 6.25% 7.50% 8.75% 10.00% Allowance for Loan Losses to Total Loans CCBX partner agreements provide for a credit enhancement(1) that covers the net-charge-offs on CCBX loans and negative deposit accounts CCBX partners were responsible for and reimbursed the Company for 97.6% of the $53.2 million in net charge-offs for CCBX loans for the quarter ended June 30, 2024 Funding for losses: (1) Cash reserve accounts(2) that are pledged by partners and held at the Bank from which losses can be collected from that is then replenished by the partner on a regular interval; or (2) Alternative funding plans may be implemented to better align with the partner's specific situation (1) Except in accordance with the program agreement for one partner where the Company was responsible for credit losses on approximately 5% of a $353.6 million loan portfolio. At June 30, 2024, 5% of this portfolio represented $17.7 million in loans. Previous to April 1, 2024 the Company was responsible for 10% of the losses on this portfolio.. (2) $65.7 million in CCBX cash reserves that are controlled by the Bank at June 30, 2024 and are designated for partner loan losses.

# CCBX LOAN PORTFOLIO STATISTICS & LENDING APPROACH

**CCBX Loan Portfolio Information**
**June 30, 2024**

| (dollars in thousands; unaudited) | Type of Lending | Balance | Percent of CCBX loans receivable | Available Commitments [1] | Maximum Portfolio Size | Number of Accounts | Average Loans Size | Cash Reserve/ Pledge Account Amount [2] |
|---|---|---|---|---|---|---|---|---|
| Commercial and industrial loans: | | | | | | | | |
| Capital call lines | Business - Venture Capital | $ 109,133 | 7.7 % | $ 515,045 | $ 350,000 | 141 | $ 774.0 | $ — |
| All other commercial & industrial loans | Business - Small Business | 41,731 | 3.0 | 14,404 | 293,901 | 3,194 | 13.1 | 524 |
| Real estate loans: | | | | | | | | |
| Home equity lines of credit [3] | Home Equity - Secured Credit Cards | 287,950 | 20.4 | 474,603 | 375,000 | 11,514 | 25.0 | 34,155 |
| Consumer and other loans: | | | | | | | | |
| Credit cards - cash secured | Credit Cards - Primarily Consumer | 151 | | — | | | | — |
| Credit cards - unsecured | Credit Cards - Primarily Consumer | 549,090 | | 1,517,881 | | | | 29,219 |
| Credit cards - total | | 549,241 | 38.7 | 1,517,881 | 782,024 | 352,248 | — | 29,219 |
| Installment loans - cash secured | Consumer | 100,698 | | 900 | | | | — |
| Installment loans - unsecured | Consumer | 317,660 | | — | | | | 1,400 |
| Installment loans - total | | 418,358 | 29.6 | 900 | 1,501,381 | 404,850 | 1.0 | 1,400 |
| Other consumer and other loans | Consumer - Secured Credit Builder & Unsecured consumer | 8,451 | 0.6 | 6,990 | 127,694 | 168,150 | 0.1 | 420 |
| Gross CCBX loans receivable | | 1,414,864 | 100.0 % | $ 2,529,823 | $ 3,430,000 | 940,097 | $ 1.5 | $ 65,718 |
| Net deferred origination fees | | (438) | | | | | | |
| Loans receivable | | $ 1,414,426 | | | | | | |

**(1) Remaining commitment available, net of outstanding balance.**
**(2) Balances are as of July 5, 2024**
**(3) These home equity lines of credit are secured by residential real estate and are accessed by using a credit card, but are classified as 1-4 family residential properties per regulatory guidelines.**

98.8% of total CCBX loans are covered by credit enhancements

22

23 STRONG ASSET QUALITY (1) These ratios are impacted by the increase in CCBX loans over 90 days delinquent that are covered by CCBX partner credit enhancements, see note below for more information. CCBX loans represent 1.14% and 1.36% for NPAs/Total Assets and NPLs/Loans Receivable, respectively as of June 30, 2024. (2) Agreements with our CCBX partners provide for a credit enhancement which protects the Bank by absorbing incurred losses. Under the agreement, the CCBX partner will reimburse the Bank for its loss/charge-off on these loans. Timing of the loss/charge-off varies depending on the type of loan; installment loans are charged off at 120 days and credit cards and open ended lines at 180 days. Once the loss/charge-off occurs then the Bank will collect the loss amount from the CCBX partner. NPAs / Total Assets NPLs by Segment (in thousands) NPLs / Loans Receivable $7,399 $7,943 $7,944 $26,328 $46,923 (2) $45,244 (2) Community Bank CCBX June 30, 2023 March 31, 2024 June 30, 2024 $— $10,000 $20,000 $30,000 $40,000 $50,000 NPAs by Segment (in thousands) $7,399 $7,943 $7,944 $26,328 $46,923 (2) $45,244 (2) Community Bank CCBX June 30, 2023 March 31, 2024 June 30, 2024 $— $10,000 $20,000 $30,000 $40,000 $50,000 (1) (1) 1.52% 1.11% 0.26% 0.19% 0.09% 0.04% 0.07% 1.06% 1.43% 0.95% 1.34% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2Q2023 2Q2024 0.54% 0.27% 0.32% 0.24% 0.11% 0.05% 0.10% 1.26% 1.78% 1.12% 1.60% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2Q2023 2Q2024 (1) (1) (1)(1) (1) (1)

24 CFC LOAN AND DEPOSIT GROWTH $3.20 $1.71 $1.88 $1.91 $1.29 $1.32 $1.41 Community Bank CCBX June 30, 2023 March 31, 2024 June 30, 2024 Loans increased $126.9 million or 4.0% from March 31, 2024 with enhanced credit standards Cost of Deposits 3.58% for the Quarter Ended June 30, 2024 $3.16 $3.46 $1.51 $1.43 $1.49 $1.65 $2.03 $2.06 Community Bank CCBX June 30, 2023 March 31, 2024 June 30, 2024 (Dollars in billions) (Dollars in billions) CCBX Deposit Growth of $27.5 million* or 1.4% from March 31, 2024 Total DepositsTotal Loans Receivable *Does not include $117.7 million in CCBX deposits as of June 30, 2024, that were transferred off the balance sheet for additional FDIC insurance coverage Note: Data as of and for the quarter ended June 30, 2024, unless otherwise indicated Additional CCBX loan sales expected as we continue to optimize our CCBX portfolio, maintain strong credit quality and manage portfolio and partner limits $155.2 million in CCBX loans sold during the three months ended June 30, 2024 $3.00 $3.32 $3.55

25 CFC QUARTERLY RESULTS For the Three Months Ended June 30, Earnings (Dollars in millions, except per share amounts) 2024 2023 Net Income $11.6 $12.9 Efficiency Ratio 43.19% 42.92% Basic Earnings Per Share $0.86 $0.97 Return on Average Assets 1.21% 1.52% Return on Average Equity 15.22% 19.53% Balance Sheet (Dollars in millions, except per share amounts) As of the Quarter Ended June 30, 2024 March 31, 2024 June 30, 2023 Total Assets $3,961.5 $3,865.3 $3,535.3 Total Loans Receivable $3,326.5 $3,199.6 $3,007.6 Total Deposits $3,543.4 $3,463.0 $3,162.6 Total Shareholders’ Equity $316.7 $303.7 $272.7 Book Value Per Share $23.54 $22.65 $20.50

26 APPENDIX

# CFC SELECTED YEAR-END FINANCIALS

| (Dollars in thousands, except per share data) | As of and for the Year Ended December 31, 2023 | 2022 | 2021 | 2020 | 2019 |
|---|---|---|---|---|---|
| **Statement of Income Data:** | | | | | |
| Total interest income | $ 330,371 | $ 192,170 | $ 83,083 | $ 63,038 | $ 48,587 |
| Total interest expense | 91,644 | 20,395 | 3,646 | 5,652 | 6,576 |
| Provision for credit losses | 183,992 | 79,064 | 9,915 | 8,308 | 2,544 |
| Net interest income after provision for credit losses | 54,786 | 92,711 | 69,522 | 49,078 | 39,467 |
| Total noninterest income | 207,175 | 124,684 | 28,118 | 8,182 | 8,258 |
| Total noninterest expense | 204,777 | 166,774 | 63,263 | 38,119 | 31,063 |
| Provision for income taxes | 12,554 | 9,996 | 7,372 | 3,995 | 3,461 |
| Net income | 44,579 | 40,625 | 27,005 | 15,146 | 13,201 |
| **Balance Sheet Data:** | | | | | |
| Cash and cash equivalents | $ 483,128 | $ 342,139 | $ 813,161 | $ 163,117 | $ 127,814 |
| Investment securities | 150,364 | 98,353 | 36,623 | 23,247 | 32,710 |
| Loans | 3,026,092 | 2,627,256 | 1,742,735 | 1,547,138 | 939,103 |
| Allowance for loan losses | (116,958) | (74,029) | (28,632) | (19,262) | (11,470) |
| Total assets | 3,753,366 | 3,144,467 | 2,635,517 | 1,766,122 | 1,128,526 |
| Interest-bearing deposits | 2,735,161 | 2,042,509 | 1,007,879 | 829,046 | 596,716 |
| Noninterest-bearing deposits | 625,202 | 775,012 | 1,355,908 | 592,261 | 371,243 |
| Total deposits | 3,360,363 | 2,817,521 | 2,363,787 | 1,421,307 | 967,959 |
| Total borrowings | 47,734 | 47,587 | 52,873 | 192,292 | 23,562 |
| Total shareholders' equity | 294,978 | 243,494 | 201,222 | 140,217 | 124,173 |
| **Share and Per Share Data:** (1) | | | | | |
| Shares outstanding at end of period | 13,304,339 | 13,161,147 | 12,875,315 | 11,954,327 | 11,913,885 |
| Weighted average common shares outstanding–diluted | 13,676,513 | 13,603,978 | 12,701,464 | 12,209,371 | 12,196,120 |
| Book value per share | $ 22.17 | $ 18.50 | $ 15.63 | $ 11.73 | $ 10.42 |
| Tangible book value per share (2) | 22.17 | 18.50 | 15.63 | 11.73 | 10.42 |
| Earnings per share – basic | 3.36 | 3.14 | 2.25 | 1.27 | 1.11 |
| Earnings per share – diluted | 3.27 | 3.01 | 2.16 | 1.24 | 1.08 |
| **Performance Ratios:** | | | | | |
| Return on average assets | 1.28% | 1.38% | 1.24% | 0.98% | 1.28% |
| Return on average shareholders' equity | 16.41% | 18.24% | 17.24% | 11.44% | 11.29% |
| **Credit Quality Ratios:** | | | | | |
| Nonaccrual loans to total loans | 0.24% | 0.27% | 0.01% | 0.05% | 0.11% |
| Nonperforming assets to total assets | 1.43% | 1.06% | 0.07% | 0.04% | 0.09% |
| Nonperforming assets to total loans and OREO | 1.78% | 1.26% | 0.10% | 0.05% | 0.11% |
| Nonperforming loans to total loans | 1.78% | 1.26% | 0.10% | 0.05% | 0.11% |
| Allowance for loan losses to total loans | 3.86% | 2.82% | 1.64% | 1.25% | 1.22% |
| Net charge-offs to average loans | 4.94% | 1.49% | 0.03% | 0.04% | 0.06% |

(1) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(2) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

27

# CFC SELECTED QUARTERLY FINANCIALS

| (Dollars in thousands, except per share data) | As of and for the Quarter Ended 2Q2024 | 1Q 2024 | 4Q2023 | 3Q2023 | 2Q2023 |
|---|---|---|---|---|---|
| **Statement of Income Data:** | | | | | |
| Total interest income | $ 97,487 | $ 90,472 | $ 88,243 | $ 88,331 | $ 83,686 |
| Total interest expense | 31,250 | 29,536 | 28,586 | 26,102 | 21,336 |
| Provision for credit losses | 62,325 | 83,158 | 60,789 | 27,253 | 52,253 |
| Net interest income after provision for credit losses | 3,912 | (22,222) | (1,132) | 34,976 | 10,097 |
| Total noninterest income | 69,918 | 86,955 | 64,694 | 34,579 | 58,595 |
| Total noninterest expense | 58,809 | 56,018 | 51,703 | 56,501 | 51,910 |
| Provision for income taxes | 3,425 | 1,915 | 2,847 | 2,784 | 3,876 |
| Net Income | 11,596 | 6,800 | 9,012 | 10,270 | 12,906 |
| **Balance Sheet Data:** | | | | | |
| Cash and cash equivalents | $ 487,245 | $ 515,128 | $ 483,128 | $ 474,946 | $ 275,060 |
| Investment securities | 49,213 | 50,090 | 150,364 | 141,489 | 110,730 |
| Loans | 3,326,460 | 3,199,554 | 3,026,092 | 2,967,035 | 3,007,553 |
| Allowance for loan losses | (147,914) | (139,258) | (116,958) | (101,085) | (110,762) |
| Total assets | 3,961,546 | 3,865,258 | 3,753,366 | 3,678,265 | 3,535,283 |
| Interest-bearing deposits | 2,949,643 | 2,888,867 | 2,735,161 | 2,637,914 | 2,436,980 |
| Noninterest-bearing deposits | 593,789 | 574,112 | 625,202 | 651,786 | 725,592 |
| Total deposits | 3,543,432 | 3,462,979 | 3,360,363 | 3,289,700 | 3,162,572 |
| Core deposits [(1)] | 3,528,339 | 3,447,864 | 3,342,004 | 3,269,082 | 3,137,747 |
| Total borrowings | 47,810 | 47,771 | 47,734 | 47,695 | 47,658 |
| Total shareholders' equity | 316,693 | 303,709 | 294,978 | 284,450 | 272,662 |
| Share and Per Share Data: [(2)] | | | | | |
| Shares outstanding at end of period | 13,453,805 | 13,407,320 | 13,304,339 | 13,302,449 | 13,300,809 |
| Weighted average common shares outstanding–diluted | 13,736,508 | 13,676,917 | 13,676,513 | 13,675,833 | 13,597,763 |
| Book value per share | $ 23.54 | $ 22.65 | $ 22.17 | $ 21.38 | $ 20.50 |
| Tangible book value per share [(3)] | 23.54 | 22.65 | 22.17 | 21.38 | 20.50 |
| Earnings per share – basic | 0.86 | 0.51 | 0.68 | 0.77 | 0.97 |
| Earnings per share – diluted | 0.84 | 0.50 | 0.66 | 0.75 | 0.95 |
| **Performance Ratios:** | | | | | |
| Return on average assets | 1.21% | 0.73% | 0.97% | 1.13% | 1.52% |
| Return on average shareholders' equity | 15.22% | 9.21% | 12.35% | 14.60% | 19.53% |
| **Credit Quality Ratios:** | | | | | |
| Nonaccrual loans to total loans | 0.24% | 0.25% | 0.24% | 0.25% | 0.25% |
| Nonperforming assets to total assets | 1.34% | 1.42% | 1.43% | 1.18% | 0.95% |
| Nonperforming assets to total loans and OREO | 1.60% | 1.71% | 1.78% | 1.47% | 1.12% |
| Nonperforming loans to total loans | 1.60% | 1.71% | 1.78% | 1.47% | 1.12% |
| Allowance for loan losses to total loans | 4.45% | 4.35% | 3.86% | 3.41% | 3.68% |
| Net charge-offs to average loans | 6.57% | 7.34% | 5.92% | 4.77% | 4.19% |
| **Other Key Ratios:** | | | | | |
| Yield on Loans Receivable | 11.23% | 10.85% | 10.71% | 10.84% | 10.85% |
| Cost of Deposits | 3.58% | 3.49% | 3.36% | 3.14% | 2.72% |
| Net Interest Margin | 7.13% | 6.78% | 6.61% | 7.10% | 7.58% |
| Efficiency Ratio | 43.19% | 37.88% | 41.58% | 58.36% | 42.92% |
| Loans Receivable to Deposits | 93.88% | 92.42% | 90.05% | 90.19% | 96.23% |
| Cost of Funds | 3.60% | 3.52% | 3.39% | 3.18% | 2.77% |

(1) Core deposits are defined as all deposits excluding time and brokered deposits.
(2) Share and per share amounts are based on total actual or average common shares outstanding, as applicable.
(3) Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

28

# COMMUNITY BANK LOAN PORTFOLIO STATISTICS

| Significant CRE Loan Sub-Categories | Total Commitments | Weighted Average Seasoning (Months) | Weighted Average FICO Score[2] | Weighted Average LTV[3] | Weighted Average DSCR[4] |
|---|---|---|---|---|---|
| Apartments/multifamily | $377,012,297 | 36.1 Months | 768.62 | 61.09% | 2.66x |
| Hotels[1] | $169,251,192 | 45.9 Months | 765.46 | 53.89% | 2.86x |
| Retail/Strip mall | $149,839,713 | 36.6 Months | 772.06 | 56.05% | 3.54x |
| Conveniece Stores | $143,891,811 | 35.3 Months | 782.98 | 54.33% | 3.47x |
| Warehouse | $119,498,339 | 50.4 Months | 792.34 | 55.29% | 2.94x |
| Mixed Use | $100,716,611 | 51.8 Months | 756.28 | 51.36% | 3.20x |
| Mini Storage | $98,726,391 | 26.5 Months | 778.14 | 58.38% | 3.94x |
| Office - General[5] | $69,118,213 | 31.4 Months | 769.01 | 56.21% | 2.22x |
| Office - Professional[6] | $63,520,625 | 52.7 Months | 773.42 | 55.58% | 3.24x |
| Manufacturing | $36,036,607 | 76.6 Months | 744.32 | 52.39% | 2.05x |
| **Loan Category** | **Commitments** | **Weighted Average Seasoning (Months)** | **Weighted Average FICO Score[2]** | **Weighted Average LTV[3]** | **Weighted Average DSCR[4]** |
| Commercial Real Estate | $1,397,302,946 | 41.4 Months | 771.55 | 56% | 3.07x |
| C&I | $234,164,429 | 38.5 Months | 761.32 | 33% | 8.19x |
| Construction/Land | $263,155,052 | 17.1 Months | 783.12 | 52% | 9.24x |

(1) The Bank's hotel portfolio predominantly consists of travel hotels/motels and as such our occupancy rates are higher than the national average.

(2) Based on best available data. If a loan has multiple guarantors, FICO score represented is highest of the guarantors. FICO scores are based off origination unless updated through annual term loan review or other credit action.

(3) Loan to Value ("LTV") data is based on best available data. LTV at origination is used unless updated information was made available through an annual term loan review or other credit action.

(4) Debt Service Coverage Ratio ("DSCR") data is based on best available data. DSCR at origination is used unless updated information was made available through an annual term loan review or other credit action.

(5) Office - General is office space with desks, cubicles, etc..

(6) Office - Professional includes special purpose spaces such as for doctors, dentists, walk-in clinics, etc.

*Most current data as of June 30, 2024 unless noted otherwise*

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30 OFFICE LOANS - COMMUNITY BANK Most current data as of June 30, 2024 unless noted otherwise $31.6 $55.4 $19.5 $18.0 $— $— Loan to Value 0% - 50% 51% - 60% 61% - 70% 71% - 80% 81% - 90% 90% -100% $— $25.0 $50.0 $75.0 Loan to Value Ranges (in millions) $55.3 44.5% $69.1 55.5% Owner Occupied (OO) Non-owner Occupied (NOO) Occupancy Type $91.2 73.3% $23.1 18.5% $7.3 5.9% $2.9 2.3% Office - General Medical/Dental Law Office Veterinary Collateral Type • Office loans are suburban properties • Office loans are 2.2% of total loans outstanding and available loan commitments • Average office loan size of $1.4 million as of June 30, 2024 • Total of 90 office loans as of June 30, 2024 • Total of $124.5 million in office loans outstanding and available loan commitments of $8.2 million as of June 30, 2024 • No delinquent office loans as of June 30, 2024 ($ in millions) ($ in millions) OO - 57.1% NOO - 42.9% OO - 100.0% NOO - 0.0% OO - 60.9% NOO - 39.1% OO - 39.1% NOO - 60.9%

31 LIABILITY-SENSITIVE BALANCE SHEET Bank is well positioned for rate changes • Liability sensitive balance sheet • 44% of our assets reprice within 3 months as of June 30, 2024 • 73% of our liabilities reprice within 3 months as of June 30, 2024 Community Bank: • 18% of community bank loans reprice within 3 months as of June 30, 2024 ◦ 2.62 years weighted average reprice • 36% of community bank deposits are noninterest bearing • Estimated that 18% of the community bank deposits may reprice within 3 months as of June 30, 2024 based on current interest rate composition of community bank deposits CCBX: • 71% of CCBX loans reprice within 3 months as of June 30, 2024 • 93% of CCBX deposits reprice within 3 months as of June 30, 2024 Loan Strategy: • shorter term loans • interest rate swaps • variable rate loans Deposit Strategy: • Funding from noninterest bearing deposits, savings and money markets vs. term deposits (ex. time deposits) • CCBX deposit costs - deposits reprice as the Fed Funds rate changes Note: Data as of and for the quarter ended June 30, 2024 unless otherwise indicated. 59% 44% 44% June 30, 2023 March 31, 2024 June 30, 2024 Three months or less 65% 73% 73% June 30, 2023 March 31, 2024 June 30, 2024 Three months or less Loan Repricing Liability Repricing

# NON-GAAP RECONCILIATION –Net BaaS Loan Income Interest Margin

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net loan income and yield on CCBX loans.

Net BaaS loan income divided by average CCBX loans is a non-GAAP measure that includes the impact BaaS loan expense on net BaaS loan income and the yield on CCBX loans. The most directly comparable GAAP measure is yield on CCBX loans.

The following non-GAAP measure is presented to illustrate the impact of BaaS loan expense on net interest income and net interest margin.

Net interest income net of BaaS loan expense is a non-GAAP measure that includes the impact BaaS loan expense on net interest income. The most directly comparable GAAP measure is net interest income.

Net interest margin, net of BaaS loan expense is a non-GAAP measure that includes the impact of BaaS loan expense on net interest rate margin. The most directly comparable GAAP measure is net interest margin.

Reconciliations of the GAAP and non-GAAP measures are presented below.

| | As of and for the Three Months Ended | | |
|---|---|---|---|
| (dollars in thousands; unaudited) | June 30, 2024 | March 31, 2024 | June 30, 2023 |
| **Net BaaS loan income divided by average CCBX loans:** | | | |
| CCBX loan yield (GAAP)[1] | 17.77 % | 17.34 % | 16.95 % |
| Total average CCBX loans receivable | $ 1,362,343 | $ 1,265,857 | $ 1,269,406 |
| Interest and earned fee income on CCBX loans (GAAP) | 60,203 | 54,569 | 53,632 |
| BaaS loan expense | (29,076) | (24,837) | (22,033) |
| Net BaaS loan income | $ 31,127 | $ 29,732 | $ 31,599 |
| Net BaaS loan income divided by average CCBX loans [1] | 9.19 % | 9.45 % | 9.98 % |
| **Net interest margin, net of BaaS loan expense:** | | | |
| CCBX interest margin [1] | 9.05 % | 8.60 % | 10.41 % |
| CCBX earning assets | 1,972,989 | 1,864,156 | 1,544,628 |
| Net interest income | 44,383 | 39,866 | 40,107 |
| Less: BaaS loan expense | (29,076) | (24,837) | (22,033) |
| Net interest income, net of BaaS loan expense | $ 15,307 | $ 15,029 | $ 18,074 |
| CCBX net interest margin, net of BaaS loan expense [1] | 3.12 % | 3.24 % | 4.69 % |

[1] Annualized for periods presented.

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33 NON-GAAP RECONCILIATION – 2017 ADJUSTED MEASURES Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. Our management uses the non- GAAP financial measures set forth below in its analysis of our performance for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. • “Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. (dollars in thousands) As of or for the Year Ended, December 31, 2017 Adjusted net income: Net income $ 5,436 Plus: additional income tax expense 1,295 Adjusted net income $ 6,731